UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 10549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF1933

Esir1, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

1382
(Primary Standard Industrial Classification Code Number)

460541788
(I.R.S. Employer Identification Number)

Esir1, Inc.
Martinez Risé Walden
433 North Camden Drive
6 Floor, Beverly Hills, CA 90210
323-866-1803
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attorney Joseph D. Nichols
1000 East Walnut Suite 246
Pasadena, CA. 91106
626-568-0411
(Name, address, including zip code, and telephone number, including area code, of agent for service)

August 1, 2013 or later
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum
	Amount	Aggregate	Aggregate	Amount of
	to be	Price	Offering	Registration
Title of Class of Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, $0.0001 per share (1)	15,000,000	$ 0.05 (2)	$ 785,000	$ 107.07

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in .private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.05 per share until our shares are quoted at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $0.003 plus an increase based on the fact the shares will be liquid and registered. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

This Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

FILED PURSUANT TO
RULE 424(B)(3)
REGISTRATION NO. ____

Esir1, Inc.

Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of shares of common stock, par value $0.0001, of Esir1, Inc., which are issued and outstanding and held by persons who are stockholders of Esir1, Inc.

Our common stock is presently not traded on any market or securities exchange. The 15,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.001 plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker Merrill Lynch/MerrillEdge for our common stock to be eligible for trading .

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 9, 2013

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Esir1, Inc., unless the context otherwise indicates.

You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 6.

Corporate Background

Esir1 was started in California in 2005 which turned into Esir1, LLC and recently Esir1, Inc. which it is today. Holding oil and gas rights as well as underground imaging for the discovery of mineral resource deposits. The implementation of Esir1 strategic planning has led to beneficial operating relationships with several highly reputed oil and gas experts who have been instrumental in the expansion of Esir1’s holdings. Esir1 has targeted the most successful producing oil trends and contracted for or purchased the available mineral rights leasehold to those trends in the most highly concentrated areas.

Intellectual Property

We do have any intellectual property rights. However, we may use a combination of patents, trademarks and trade secrets to protect the way in which we produce.

Employees

We currently have employees.

Executive Offices

Our offices are in several locations. 9903 Santa Monica Blvd #576,Beverly Hills, CA. 90212, 433 North Camden Dr., Beverly Hills, CA. 90212

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The Offering

Securities offered:	15,000,000 shares of common stock

Offering price:	The selling security holders purchased their shares of common stock from the Company at the price of $0.003 per share and will be offering their shares of common stock at a price of $0.05 per share, which includes an increase, based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	2,000,000,000 shares of common stock.

Shares outstanding after offering:	2,015,000,000 shares of common stock.

Our executive officer and directors currently own 40% of our outstanding shares of common stock. As a result, our executive officer and directors have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:	There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our common stock to be eligible for trading . We do have Merrill Lynch/Merrill Edge as a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

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As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn. could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISK FACTORS RELATING TO OUR COMMON STOCK

1.      We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 4,000,000,000 shares of common stock, par value $.0001 per share, of which 2,015,000,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

2.      Our executive officers and directors own a controlling interest in our voting stock and may take actions that are contrary to your interests, including selling their stock.

Our officers and directors, in the aggregate, beneficially own approximately 390/o of our outstanding common stock. lf and when they are able to sell their shares in the market such sales by our executive officers within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the the value of your investment in !:be Company. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

3.      Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

4.      The market for peony stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press release:

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sale

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

5.      The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

6.      State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fill to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

7.      Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or
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•	the extent to which investor interest in us will lead to the development of an active, liquid trading market Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

8.      If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons. The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company’s outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

9.      We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of “blank check” preferred stock, none of which are issued and outstanding. Accordingly our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

5

10.      We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, no products in development, no manufacturing facilities and no intellectual property rights. As we develop our product, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights. our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

11.      Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 15,000,000 shares of our common stock. Such shares will offered and sold by us at a purchase price of $0.003 per share to the selling security holders in a fully subscribed private placement conducted from July 2013 pursuant to the exemptions from registration under the Securities Act provided by Regulation D of the Securities Act.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.003 plus an increase based on the fact the shares will be liquid and registered

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as ‘‘may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of June 29,2013 by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered to the selling security holders at a purchase price of $0.003 per share in a fully subscribed private placement held from June 29,2013, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

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The percentages below are calculated based on 15,000,000 shares of our common stock issued and outstanding as of July 9,2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares	Number of	Number of Shares
	owned by	Shares Offered	and Percent of Total
Name of Selling	the Selling	by Selling	Issued and Outstanding
Security Holders	Security Holder	Security Holder	Held After the Offering
			# of	% o
			Shares	Class

Lambert Private Equity	15,000,000	15,000,000	15,000,0000	2%
2%

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we do have a market maker Merrill Lynch/Merrill Edge.. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The :fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.003 plus an increase based on the fact the shares will be liquid and registered.

Once a market has been developed for our common stock. the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents. at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fu1fill the broker-dealer commitment to the selling security bolder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions a11owed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock. the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules. the broker-dealer must make a special written determination that the peony stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 2,015,000,000 shares of common stock, par value $0.0001, of which 2,000,000,000 shares are issued and outstanding as of June 29,2013. Each bolder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

10

INTEREST OF NAMED EXPERTS AND COUNSEL

Joseph D. Nichols

1000 East Walnut

Suite 246

Pasadena,CA.91106

Telephone: 626-568-0411

June 26, 2013

Esir1, Inc.

433 North Camden Drive

6 Floor

Beverly Hills,CA.90210

Re: Registration Statement on Form S-1

Gentlemen,

We have acted as counsel to Esir1, Inc. (the Company) in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1. The Registration Statement relate to the proposed resale of up to 15,000,000 share of common stock held by selling security holders( the shares).

In connection therewith, we have examined and relied upon the original, certified, photostate or other copies of(a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, Photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of person whose consent is required under Section 7 of the Act or the rules and regulations promulgated there under.

Sincerely,

Joseph D. Nichols

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DESCRIPTION OF BUSINESS

ESIR1, is a U.S. domiciled corporation, having a registered offices in Beverly Hills, CA; as well as offices in London, UK and Berlin, Germany shall also be referenced herein as “ESIR1 INC” or “E1.”

Esir1, Inc. is a commercially producing oil and gas company, holding production, as well as mineral rights in the form of leaseholds in the United States, specifically in the states of Ohio, Nevada and Wyoming (Section 13.0 Production, Leasehold and Operating Agreements). We have hand-picked a team of highly-reputed and experienced Oil & Gas veterans who have been instrumental in assisting in targeting valuable production and leaseholds in the most highly concentrated producing oil trend areas .

West Ranch is part of the Great Basin Trend on the Nevada Oil and Gas Fairway and is based on the presence of multi anti-cline traps in Mississippian and Devonian Strata. The primary reservoir are stacked sandstones of the Mississippian Antler Clastic Interval. The Antler Sands consist of amalgamated braided stream deposits, alluvial fans, fan-deltas, and shoreface sandstone and conglomeratic sandstone.

ESIRl, Inc. has as its Senior Geologist and Head of Exploration and Development, expert Alan Chamberlain, PhD, Former President of Cedar Strat and former geologist for Exxon, Marathon, Gulf and Placcid. According to Dr. Chamberlain, a highly respected and qualified geologist recognized throughout the Oil and Gas industry, the Nevada Oil and Gas Fairway has the potential to be “one of our largest discoveries to date.”

The driving force for the Newark Anticline is the thickness and richness of the source rocks. The Newark Valley Anticlines lie where the Mississippian Clastics are 3,000 to 5,000 feet thick. The Cretaceous source rocks in the Utah/Wyoming Thrust Belt, which has generated multi-billion-barrel oil and gas equivalent fields, are only several hundred feet thick.

Esir1, Inc. considers its team of hand-picked veterans in the industry as extremely valuable, as they have the best understanding of the area’s geology due to their three decades of research and studies specializing in the region. Nearly all the major oil companies are involved in minerals along the Oil & Gas Fairway since Shell Oil drilled their major discovery at Eagle Springs Field.

Esir1, Inc. commercially is producing oil and gas wells across the five-county region of the Appalachian Basin in Ohio, (Exhibit D Proof of Assets). The producing wells are located in the following Counties; Ashtabula, Licking, Portage, Stark and Muskingum, Ohio, with Esir1, Inc. currently producing and selling, over one hundred plus barrels per day of oil and natural gas in this region. This particular region is the birth site of the Oil Industry and is therefore the oldest producing region in the United States with the first well being drilled in 1859. This region in the Appalachian Basin has multiple formations capable of reservoir development, including the Berea Sandstone, Clinton Sandstone, and the Knox Group. The Company has historically targeted these three reservoirs. A typical Clinton Gas well in this region will produce One Hundred Fifty Million Metric Cubic Feet of Natural Gas in its 20 year life span. The company plans to expand and develop its producing wells to optimize and increase production in this region.

Esir1, Inc. also holds mineral rights in Wyoming, on the Thronburg Ranch consisting of several million barrels of oil, which contributes additional value to Esir1, Inc’s mineral resource asset base The company has a program which resulted in its having six producing wells in Wyoming and sixteen producing wells in Nevada by the end of 2015. The expected average flow rate of each of the Wyoming wells is 500 Barrels a day, and of each of the Nevada wells, 2000 barrels per day. These rates provide a second year’s production of approximately thirteen million barrels of oil .This production, however, will barely make a dent in the available economically, technically, commercially Recoverable Oil and Gas Reserves held by Esir1, Inc., totaling over 700 Million Barrels of Crude Oil. By the end of 2016, Esir1, Inc. plans to have 16 wells producing in Wyoming and 40 wells in Nevada, resulting in an expected productivity level for the fifth year of approximately thirty two million barrels of oil.

Esir1, Inc. also holds mineral rights in Newark Valley, Nevada in White Pine County with considerable oil reserves . Newark valley is situated approximately 20 miles north of the well know Railroad Valley. A well in the Grant Canyon Filed of Railroad Valley, flowed 4,150 barrels per day in 1988 and over 20 Million barrels has been produced from a field less than 300 acres in size and from a depth of less than 5500 feet. There is an estimated 20 million barrels of oil recoverable from each of Esir’s prospects in Newark Valley with depths from 4500 feet to 8500 feet Esir1, Inc. has included Newark Valley in phase two of its drilling.

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Esir1, Inc. has empowered an exclusive agent to sell its forward Sweet Crude Oil contracts from Nevada and Wyoming production. Oil with higher sulphur content is classified as “Sour” Crude Oil. Crude Oil that has low levels of sulphur in classified as “Sweet” Crude Oil. Sweet Crude requires less refining and lowers cost. This makes the “Sweet” Crude Oil more valuable, desirable and saleable. All of Esir1 Oil is classified as Sweet Crude. The type of oil which makes up the Nevada Economically, Technically and Commercially Recoverable Oil Reserves is called NEVSCO, or Nevada Sweet Crude Oil. It is classified as “Sweet” due to its low sulphur content of less than 0.5%. The Wyoming Economically, Technically and Commercially Recoverable Oil Reserves are made up of WYOSWT, or Wyoming Sweet Crude, with a sulphur content of less than 0.3%.

Esir1, Inc., through its exclusive agent, has succeeded in pre-selling much of its Sweet Crude Oil Product expected to be produced in the next 5 years with available roll-overs and extensions. The contracts ate IRREVOCABLY COMIITED with executed Irrevocable Purchase Orders for both a Nevada contract for NEVSCO and also a Wyoming contract for WYOSWT. These contracts have been received with a minimum delivery schedule of 200,000 barrels per month and a maximum delivery schedule of 2,000,000 barrels per month. The contract minimums have a cash revenue. EI’s has Pre-Sold Volumetric Contracts.

Intellectual Property

We do have any intellectual property rights. However, we use a combination of patents, trademarks and trade secrets to protect any intellectual property we may develop.

Competition

We compete based on factors including, effectiveness of our products for indications, delivery, price, insurance availability, quality, service and distribution.

Employees

We currently have employees working in all functions including drilling, development, strategy, negotiations and administration.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us. The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATIERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we have a market maker Merrill Lynch for our common stock to be eligible for trading . There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

13

SHARE CAPITAL

Security Holders

As of July 2, 2013, there were 15,000,000 common shares issued and outstanding, which were held by 2 stockholders of record.

Transfer Agent

Empire Stock Transfer,1859 Whitney Mesa Dr., Nevada, CA.

OTC Bulletin Board

The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If they meet the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently do have a market maker who is willing to list quotations for our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Esir1, Inc., and the products we plan to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Plan of Operation

Over the next twelve months, the Company intends to focus on establishing business operations, recruiting additional management to guide the development program, engaging expert consultants to assist in identifying products, intellectual property, further development, evaluating and expanding the intellectual property coverage for oil and gas, and regulatory development program

The Company estimates that it will require an approximate minimum of $5,000,000,000 in the next 36 months to implement its activities.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

14

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation our President has taken shares in exchange for services compensation in consideration for services rendered to our Company in their capacity as such.

Outstanding Equity Awards

Our President was awarded 2,000,000,000 shares in exchange for services rendered in the company.

Compensation of Directors

Our President was paid and has 2,000,000,000 in shares for exchange for services, special assignments and receives $140,000 annual compensation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Position

Martinez Risé Walden	President and Director
Alan Chamberlain	Treasurer and Director
Nelia Teodoro	Vice President and Director
Reggie Walden	Secretary

Martinez Risé Walden. has been our President and a director of our company since its inception January 2009, Esir1, LLC which converted to Esir1, Inc.

Alan Chamberlain has been our Treasurer and a director of our company since September 2, 2010. Nelia Tedoro has been a Vice President and a director of our company since September 2, 2012. Reggie Walden has been our Secretary since January 2013.

None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Each director of the Company serves for a term of one year or until such director’s successor is duly elected and is qualified. Each officer serves, at the pleasure of the board of directors, for a term of one year and until such officer’s successor is duly elected and is qualified.

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 6,2013, the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities. and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,015,000,000 shares of our common stock issued and outstanding as of June 26,2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. .

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Martinez Risé Walden	Common	2,000,000,000	40%

Directors and officers, as a group	Common	2,000,000,000	40%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 26, 2013 by action taken by our board of directors, we issued 2,000,000,000 shares of our common stock to Martinez Risé Walden, our executive officer and director, at the purchase price of $0.0001 per share for the aggregate consideration of services rendered. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Each issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Each of the above persons is a founder of our Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

•	Any director or executive officer of the small business issuer;

•	Any majority security holder; and

•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses•	$2,500.00
SEC registration fee	$55.97
Legal fees and other expenses*	$7,500.00
Total	$10,055.97

16

LEGAL MA’ITERS

Attorney Joseph D. Nicholes has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Webb & Company, P.A. an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: Esir1, Inc.

We have audited the accompanying balance sheets of Esir1, Inc. (the “Company”) for the years 2012 and 20II . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Esir1, Inc. as of June 6, 2013 and the results of its operations ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared

AdviseLLP

Certified Public Accountants

June 6.2013

2630 Wilshire Blvd. #1192 • Los Angeles, CA. 90058-5126
Telephone: 888-860-8810 • Fax:(818) 301-2689
www.advisellp.com

18

	Year Ended December 31,
	2012	2011
Statement of Operations
Oil and natural gas revenues	26,441,927	$12,716,011
Other income	811247	—
Expenses:
Lease operating expense	4,588,559	2,366,623
Production taxes	1,346,879	663,068
Gathering and transportation	105,870	42.,091
Oil and natural gas services	811,247
Depreciation, depletion and amortization	8,145,143	3,215,891
Impairment of oil and gas properties
General and administrative	3,051,627	5,062,618
Asset retirement obligation accretion expense	37,856	27,934
Total expenses	18,087,181	11,378,225
Income (loss) from operations	9,165,993	1,337,786
Other income (expense):
Interest income	34,474	35,075
Interest expense	(836,265)	(10,938)
Loss on derivative contracts	(147,983)	(4,068,005)
Loss from equity investment	—	—
Total other expense, net	(949,774)	(4,043,868)
Net income (loss)	$8,216,219	($2,706,082)

	$8,216.22	($2,706,082)

	$8,216,219	($2,706,082)

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	Year Ended December 31,
	2012	2011
Selected Cash Flow:
Net income (loss)	$8,216,219	$(2,706,082)
Depreciation, depletion and amortization	8,145,143	3,215,891
Other non-cash items	344,461	4,108,464
Change in operating assets and liabilities	(11,529,999)	(1,916,707)
Net cash provided by (used in) operating activities	$5,175,824	$2,701,566
Net cash used in investing activities	$(53,134,641)	$(32,149,617)
Net cash provided by financing activities	$49,618,254	$23,849,250

	As of December 31,
	2012	2011
Balance sheet data:
Cash and cash equivalents	$4,089,745	$2,430,308
Other current assets	20,947,659	2,263,097
Oil and gas properties, net	135,782,510	89,777,517
Well equipment to be used in development of oil and gas properties		5,413,310
Other property and equipment, net	11,059,220	105,564
Other assets	637,562	82,813
Total assets	$172,516,696	$100,072,609
Current liabilities	$20,010,276	$13,972,080
Payable long term	44,766,687	—
Contracts-long term	1,373,864	1,416,431
Asset retirement obligations	727,826	481,887
Members’ equity	105,638,043	84,202,211
Total liabilities and members’ equity	$172,516,696	$100,072,609

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933.the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, State of California, on July 20th, 2013.

Martinez Risé Walden
(Registrant)

/s/ Martinez Risé Walden
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Martinez Risé Walden
(Signature)

President
(Title)

July 20th, 2013
(Date)